Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

SECOND QUARTER 2017

(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

SECOND QUARTER 2017

(UNAUDITED)

Business Segment Results:

Descriptions	10
Period End Employees	10
Income and Revenue	11
Retail Banking	12-13
Corporate & Institutional Banking	14
Asset Management Group	15

Glossary of Terms	16-18

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on July 14, 2017. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, including residential mortgage, corporate and institutional banking and asset management, providing many of its products and services nationally, as well as other products and services in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, Florida, North Carolina, Kentucky, Washington, D.C., Delaware, Virginia, Georgia, Alabama, Missouri, Wisconsin and South Carolina. PNC also provides certain products and services internationally.

The PNC Financial Services Group, Inc.

Cross-Reference Index to Second Quarter 2017 Financial Supplement (Unaudited)

Financial Supplement Table Reference

Table	Description	Page
1	Consolidated Income Statement	1
2	Consolidated Balance Sheet	2
3	Average Consolidated Balance Sheet	3
4	Details of Net Interest Margin	4
5	Per Share Related Information	5
6	Details of Loans	5
7	Change in Allowance for Loan and Lease Losses	6
8	Nonperforming Assets By Type	7
9	Change in Nonperforming Assets	8
10	Largest Individual Nonperforming Assets at June 30, 2017	8
11	Accruing Loans Past Due 30 To 59 Days	9
12	Accruing Loans Past Due 60 To 89 Days	9
13	Accruing Loans Past Due 90 Days or More	9
14	Period End Employees	10
15	Summary of Business Segment Income and Revenue	11
16	Retail Banking	12-13
17	Corporate & Institutional Banking	14
18	Asset Management Group	15

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Table 1: Consolidated Income Statement (Unaudited)

	Three months ended					Six months ended
In millions, except per share data	June 30 2017	March 31 2017	December 31 2016	September 30 2016	June 30 2016	June 30 2017	June 30 2016
Interest Income
Loans	$2,040	$1,904	$1,886	$1,856	$1,829	$3,944	$3,672
Investment securities	495	493	457	451	456	988	918
Other	139	123	110	101	99	262	201

Total interest income	2,674	2,520	2,453	2,408	2,384	5,194	4,791

Interest Expense
Deposits	143	120	114	107	104	263	209
Borrowed funds	273	240	209	206	212	513	416

Total interest expense	416	360	323	313	316	776	625

Net interest income	2,258	2,160	2,130	2,095	2,068	4,418	4,166

Noninterest Income
Asset management	398	403	399	404	377	801	718
Consumer services	360	332	349	348	354	692	691
Corporate services	434	393	387	389	403	827	728
Residential mortgage	104	113	142	160	165	217	265
Service charges on deposits	170	161	172	174	163	331	321
Other (a)	336	322	295	259	264	658	570

Total noninterest income	1,802	1,724	1,744	1,734	1,726	3,526	3,293

Total revenue	4,060	3,884	3,874	3,829	3,794	7,944	7,459
Provision For Credit Losses	98	88	67	87	127	186	279
Noninterest Expense
Personnel	1,263	1,249	1,231	1,239	1,226	2,512	2,371
Occupancy	202	222	210	215	215	424	436
Equipment	281	251	254	246	240	532	474
Marketing	67	55	60	72	61	122	115
Other	666	625	686	622	618	1,291	1,245

Total noninterest expense	2,479	2,402	2,441	2,394	2,360	4,881	4,641

Income before income taxes and noncontrolling interests	1,483	1,394	1,366	1,348	1,307	2,877	2,539
Income taxes	386	320	319	342	318	706	607

Net income	1,097	1,074	1,047	1,006	989	2,171	1,932

Less: Net income attributable to noncontrolling interests	10	17	22	18	23	27	42
Preferred stock dividends (b)	55	63	42	63	42	118	105
Preferred stock discount accretion and redemptions	2	21	1	1	1	23	3

Net income attributable to common shareholders	$1,030	$973	$982	$924	$923	$2,003	$1,782

Earnings Per Common Share
Basic	$2.12	$1.99	$2.01	$1.87	$1.84	$4.10	$3.54
Diluted	$2.10	$1.96	$1.97	$1.84	$1.82	$4.05	$3.49

Average Common Shares Outstanding
Basic	484	487	487	490	497	486	499
Diluted	488	492	494	496	503	491	505

Efficiency	61%	62%	63%	63%	62%	61%	62%
Noninterest income to total revenue	44%	44%	45%	45%	45%	44%	44%
Effective tax rate (c)	26.0%	23.0%	23.4%	25.4%	24.3%	24.5%	23.9%

(a)	Includes net gains (losses) on sales of securities of $13 million, $(2) million, $(4) million, $7 million, and $4 million for the quarters ended June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016, respectively, and $11 million and $13 million for the six months ended June 30, 2017 and June 30, 2016, respectively.
(b)	Dividends are payable quarterly other than Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.
(c)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Table 2: Consolidated Balance Sheet (Unaudited)

In millions, except par value	June 30 2017	March 31 2017	December 31 2016	September 30 2016	June 30 2016
Assets
Cash and due from banks	$5,039	$5,003	$4,879	$4,531	$4,196
Interest-earning deposits with banks (a)	22,482	27,877	25,711	27,058	26,750
Loans held for sale (b)	2,030	1,414	2,504	2,053	2,296
Investment securities - available for sale	58,878	59,339	60,104	61,941	56,884
Investment securities - held to maturity	17,553	17,093	15,843	16,573	14,917
Loans (b)	218,034	212,826	210,833	210,446	209,056
Allowance for loan and lease losses	(2,561)	(2,561)	(2,589)	(2,619)	(2,685)

Net loans	215,473	210,265	208,244	207,827	206,371
Equity investments (c)	10,819	10,900	10,728	10,605	10,469
Mortgage servicing rights	1,867	1,867	1,758	1,293	1,222
Goodwill	9,163	9,103	9,103	9,103	9,103
Other (b)	28,886	28,083	27,506	28,364	29,127

Total assets	$372,190	$370,944	$366,380	$369,348	$361,335

Liabilities
Deposits
Noninterest-bearing	$79,550	$79,246	$80,230	$82,159	$77,866
Interest-bearing	179,626	181,464	176,934	177,736	171,912

Total deposits	259,176	260,710	257,164	259,895	249,778
Borrowed funds
Federal Home Loan Bank borrowings	19,039	19,549	17,549	17,050	18,055
Bank notes and senior debt	26,054	23,745	22,972	22,431	23,588
Subordinated debt	6,111	6,889	8,009	8,708	8,764
Other (b)	5,202	4,879	4,176	3,352	4,164

Total borrowed funds	56,406	55,062	52,706	51,541	54,571
Allowance for unfunded loan commitments and letters of credit	304	305	301	310	303
Accrued expenses and other liabilities	10,119	8,964	9,355	10,757	9,984

Total liabilities	326,005	325,041	319,526	322,503	314,636

Equity
Preferred stock (d)
Common stock - $5 par value
Authorized 800 shares, issued 542 shares	2,710	2,709	2,709	2,709	2,709
Capital surplus	16,326	16,275	16,651	16,159	16,108
Retained earnings	33,133	32,372	31,670	30,958	30,309
Accumulated other comprehensive income (loss)	(98)	(279)	(265)	646	736
Common stock held in treasury at cost: 62, 57, 57, 54 and 49 shares	(5,987)	(5,323)	(5,066)	(4,765)	(4,304)

Total shareholders’ equity	46,084	45,754	45,699	45,707	45,558
Noncontrolling interests	101	149	1,155	1,138	1,141

Total equity	46,185	45,903	46,854	46,845	46,699

Total liabilities and equity	$372,190	$370,944	$366,380	$369,348	$361,335

(a)	Amounts include balances held with the Federal Reserve Bank of Cleveland of $22.1 billion, $27.5 billion, $25.1 billion, $26.6 billion and $26.3 billion as of June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016, respectively.
(b)	Amounts include assets and liabilities for which PNC has elected the fair value option. Our first quarter 2017 Form 10-Q included, and our second quarter 2017 Form 10-Q will include, additional information regarding these items.
(c)	Amounts include our equity interest in BlackRock.
(d)	Par value less than $.5 million at each date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Table 3: Average Consolidated Balance Sheet (Unaudited) (a)

	Three months ended					Six months ended
In millions	June 30 2017	March 31 2017	December 31 2016	September 30 2016	June 30 2016	June 30 2017	June 30 2016
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$25,862	$26,385	$26,374	$25,825	$24,856	$26,122	$24,777
Non-agency	2,947	3,127	3,303	3,490	3,728	3,037	3,832
Commercial mortgage-backed	5,493	5,919	6,283	6,276	6,335	5,705	6,461
Asset-backed	5,863	5,992	5,977	5,823	5,672	5,927	5,579
U.S. Treasury and government agencies	12,881	13,101	12,805	9,929	9,673	12,990	9,804
Other	5,093	5,293	5,237	5,166	5,004	5,193	4,925

Total securities available for sale	58,139	59,817	59,979	56,509	55,268	58,974	55,378
Securities held to maturity
Residential mortgage-backed	12,790	11,852	11,465	10,521	10,215	12,323	10,061
Commercial mortgage-backed	1,393	1,458	1,532	1,666	1,755	1,425	1,788
Asset-backed	490	556	585	702	708	523	712
U.S. Treasury and government agencies	533	529	444	264	262	531	260
Other	2,007	2,041	2,030	1,983	1,986	2,024	2,033

Total securities held to maturity	17,213	16,436	16,056	15,136	14,926	16,826	14,854

Total investment securities	75,352	76,253	76,035	71,645	70,194	75,800	70,232
Loans
Commercial	106,944	103,084	101,880	100,320	99,991	105,024	99,530
Commercial real estate	29,655	29,178	29,247	29,034	28,659	29,418	28,313
Equipment lease financing	7,602	7,497	7,398	7,463	7,570	7,550	7,495
Consumer	56,342	56,843	57,164	57,163	57,467	56,591	57,839
Residential real estate	15,830	15,651	15,193	14,870	14,643	15,741	14,580

Total loans	216,373	212,253	210,882	208,850	208,330	214,324	207,757
Interest-earning deposits with banks	22,543	24,192	25,245	28,063	26,463	23,363	25,998
Other interest-earning assets	9,748	8,395	7,983	8,174	7,449	9,076	7,606

Total interest-earning assets	324,016	321,093	320,145	316,732	312,436	322,563	311,593
Noninterest-earning assets	46,286	45,323	46,041	47,138	46,554	45,807	45,858

Total assets	$370,302	$366,416	$366,186	$363,870	$358,990	$368,370	$357,451

Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$62,157	$63,921	$67,271	$70,076	$72,442	$63,034	$74,417
Demand	57,513	56,797	55,223	53,428	52,218	57,157	50,934
Savings	42,128	39,095	35,224	31,791	28,131	40,620	25,737
Time deposits	17,214	17,058	18,409	18,910	19,056	17,136	19,247

Total interest-bearing deposits	179,012	176,871	176,127	174,205	171,847	177,947	170,335
Borrowed funds
Federal Home Loan Bank borrowings	20,405	20,416	17,465	17,524	18,716	20,410	19,285
Bank notes and senior debt	24,817	22,992	21,653	22,896	22,375	23,910	21,533
Subordinated debt	6,607	7,102	8,287	8,356	8,336	6,854	8,327
Other	5,695	4,432	4,127	4,205	4,206	5,067	4,484

Total borrowed funds	57,524	54,942	51,532	52,981	53,633	56,241	53,629

Total interest-bearing liabilities	236,536	231,813	227,659	227,186	225,480	234,188	223,964
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	77,375	78,050	80,925	78,303	75,775	77,710	76,541
Accrued expenses and other liabilities	10,432	10,081	10,828	11,855	11,390	10,258	10,822
Equity	45,959	46,472	46,774	46,526	46,345	46,214	46,124

Total liabilities and equity	$370,302	$366,416	$366,186	$363,870	$358,990	$368,370	$357,451

(a)	Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Table 4: Details of Net Interest Margin (Unaudited) (a)

	Three months ended					Six months ended
	June 30 2017	March 31 2017	December 31 2016	September 30 2016	June 30 2016	June 30 2017	June 30 2016
Average yields/rates
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.51%	2.57%	2.30%	2.39%	2.46%	2.54%	2.51%
Non-agency	5.58%	5.59%	5.18%	5.06%	4.79%	5.59%	4.61%
Commercial mortgage-backed	2.56%	2.35%	2.25%	2.47%	2.94%	2.45%	2.86%
Asset-backed	2.48%	2.50%	2.39%	2.31%	2.32%	2.49%	2.25%
U.S. Treasury and government agencies	1.78%	1.66%	1.41%	1.33%	1.50%	1.72%	1.53%
Other	3.08%	2.93%	2.97%	2.99%	3.02%	3.00%	3.01%
Total securities available for sale	2.56%	2.53%	2.33%	2.42%	2.54%	2.54%	2.54%
Securities held to maturity
Residential mortgage-backed	2.82%	2.79%	2.52%	2.71%	2.81%	2.80%	2.92%
Commercial mortgage-backed	4.30%	3.50%	4.12%	3.51%	3.61%	3.89%	3.57%
Asset-backed	2.35%	2.21%	2.29%	1.99%	1.91%	2.28%	1.87%
U.S. Treasury and government agencies	3.10%	3.07%	3.25%	3.81%	3.79%	3.09%	3.80%
Other	5.28%	5.34%	5.35%	6.58%	5.40%	5.31%	5.38%
Total securities held to maturity	3.22%	3.16%	3.04%	3.29%	3.22%	3.19%	3.30%
Total investment securities	2.71%	2.67%	2.48%	2.60%	2.68%	2.69%	2.70%
Loans
Commercial	3.45%	3.24%	3.11%	3.05%	3.08%	3.35%	3.08%
Commercial real estate	3.48%	3.27%	3.30%	3.23%	3.16%	3.38%	3.33%
Equipment lease financing	3.65%	3.34%	3.33%	4.06%	3.44%	3.49%	3.42%
Consumer	4.52%	4.47%	4.35%	4.32%	4.28%	4.49%	4.28%
Residential real estate	4.55%	4.55%	4.64%	4.60%	4.84%	4.55%	4.79%
Total loans	3.82%	3.67%	3.59%	3.57%	3.56%	3.75%	3.58%
Interest-earning deposits with banks	1.04%	.81%	.56%	.50%	.51%	.92%	.50%
Other interest-earning assets	3.38%	3.54%	3.80%	3.23%	3.59%	3.46%	3.61%
Total yield on interest-earning assets	3.35%	3.22%	3.09%	3.07%	3.10%	3.29%	3.13%
Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.30%	.23%	.21%	.19%	.20%	.27%	.21%
Demand	.12%	.10%	.08%	.08%	.08%	.11%	.07%
Savings	.45%	.42%	.42%	.40%	.39%	.44%	.39%
Time deposits	.73%	.69%	.66%	.66%	.66%	.71%	.66%
Total interest-bearing deposits	.32%	.28%	.26%	.25%	.24%	.30%	.25%
Borrowed funds
Federal Home Loan Bank borrowings	1.23%	1.09%	1.01%	.86%	.80%	1.16%	.74%
Bank notes and senior debt	2.00%	1.85%	1.55%	1.50%	1.62%	1.93%	1.64%
Subordinated debt	3.66%	3.49%	3.05%	3.06%	3.26%	3.57%	3.28%
Other	1.67%	1.36%	1.41%	1.41%	1.39%	1.54%	1.31%
Total borrowed funds	1.89%	1.74%	1.60%	1.53%	1.57%	1.82%	1.54%
Total rate on interest-bearing liabilities	.70%	.62%	.56%	.54%	.56%	.66%	.56%

Interest rate spread	2.65%	2.60%	2.53%	2.53%	2.54%	2.63%	2.57%
Impact of noninterest-bearing sources (b)	.19	.17	.16	.15	.16	.18	.16

Net interest margin	2.84%	2.77%	2.69%	2.68%	2.70%	2.81%	2.73%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. To provide more meaningful comparisons of net interest yields for all earning assets, interest income includes the effects of taxable-equivalent adjustments using a statutory federal income tax rate of 35% to increase tax-exempt interest income to a taxable-equivalent basis. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016, were $54 million, $52 million, $50 million, $49 million and $48 million, respectively. The taxable-equivalent adjustments to net interest income for the six months ended June 30, 2017 and June 30, 2016 were $106 million and $96 million, respectively.
(b)	Represents the positive effects of investing noninterest-bearing sources in interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Table 5: Per Share Related Information (Unaudited)

	Three months ended					Six months ended
In millions, except per share data	June 30 2017	March 31 2017	December 31 2016	September 30 2016	June 30 2016	June 30 2017	June 30 2016
Basic
Net income	$1,097	$1,074	$1,047	$1,006	$989	$2,171	$1,932
Less:
Net income (loss) attributable to noncontrolling interests	10	17	22	18	23	27	42
Preferred stock dividends (a)	55	63	42	63	42	118	105
Preferred stock discount accretion and redemptions	2	21	1	1	1	23	3

Net income attributable to common shareholders	1,030	973	982	924	923	2,003	1,782
Less:
Dividends and undistributed earnings allocated to nonvested restricted shares	4	6	7	7	6	10	12

Net income attributable to basic common shares	$1,026	$967	$975	$917	$917	$1,993	$1,770
Basic weighted-average common shares outstanding	484	487	487	490	497	486	499
Basic earnings per common share	$2.12	$1.99	$2.01	$1.87	$1.84	$4.10	$3.54
Diluted
Net income attributable to basic common shares	$1,026	$967	$975	$917	$917	$1,993	$1,770
Less: Impact of BlackRock earnings per share dilution	1	4	2	4	3	5	6

Net income attributable to diluted common shares	$1,025	$963	$973	$913	$914	$1,988	$1,764
Basic weighted-average common shares outstanding	484	487	487	490	497	486	499
Dilutive potential common shares	4	5	7	6	6	5	6

Diluted weighted-average common shares outstanding	488	492	494	496	503	491	505
Diluted earnings per common share	$2.10	$1.96	$1.97	$1.84	$1.82	$4.05	$3.49

(a)	Dividends are payable quarterly other than the Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.

Table 6: Details of Loans (Unaudited)

In millions	June 30 2017	March 31 2017	December 31 2016	September 30 2016	June 30 2016
Commercial lending
Commercial
Manufacturing	$20,533	$20,054	$18,891	$19,813	$19,665
Retail/wholesale trade	18,101	17,446	16,752	17,211	16,786
Service providers	15,111	14,185	14,707	14,159	14,258
Real estate related (a)	12,179	11,690	11,920	12,045	11,965
Health care	9,541	9,603	9,491	9,148	9,092
Financial services	8,493	7,710	7,241	7,203	7,400
Other industries	24,599	23,077	22,362	21,933	21,396

Total commercial	108,557	103,765	101,364	101,512	100,562

Commercial real estate	29,489	29,435	29,010	29,273	28,840
Equipment lease financing	7,719	7,462	7,581	7,378	7,620

Total commercial lending	145,765	140,662	137,955	138,163	137,022

Consumer lending
Home equity	29,219	29,577	29,949	30,432	30,883
Residential real estate	16,049	15,781	15,598	15,141	14,799
Credit card	5,211	5,112	5,282	5,029	4,896
Other consumer
Automobile	12,488	12,337	12,380	11,898	11,449
Education	4,751	4,974	5,159	5,337	5,482
Other	4,551	4,383	4,510	4,446	4,525

Total consumer lending	72,269	72,164	72,878	72,283	72,034

Total loans	$218,034	$212,826	$210,833	$210,446	$209,056

(a)	Includes loans to customers in the real estate and construction industries.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Allowances for Loan and Lease Losses (Unaudited)

Table 7: Change in Allowance for Loan and Lease Losses

Three months ended - in millions	June 30 2017	March 31 2017	December 31 2016	September 30 2016	June 30 2016
Beginning balance	$2,561	$2,589	$2,619	$2,685	$2,711
Gross charge-offs:
Commercial	(48)	(53)	(61)	(107)	(86)
Commercial real estate	(2)	(1)	(4)	(2)	(10)
Equipment lease financing	(1)	(1)	(1)	(1)	(2)
Home equity	(38)	(34)	(28)	(39)	(28)
Residential real estate		(4)	(3)	(3)
Credit card	(46)	(46)	(39)	(39)	(41)
Other consumer	(59)	(59)	(58)	(52)	(46)

Total gross charge-offs	(194)	(198)	(194)	(243)	(213)
Recoveries:
Commercial	20	24	30	26	28
Commercial real estate	8	7	14	12	13
Equipment lease financing	1	1	1	7	1
Home equity	23	20	21	25	17
Residential real estate	4	4	2	2	2
Credit card	6	5	5	5	5
Other consumer	22	19	15	12	13

Total recoveries	84	80	88	89	79
Net (charge-offs) / recoveries:
Commercial	(28)	(29)	(31)	(81)	(58)
Commercial real estate	6	6	10	10	3
Equipment lease financing				6	(1)
Home equity	(15)	(14)	(7)	(14)	(11)
Residential real estate	4		(1)	(1)	2
Credit card	(40)	(41)	(34)	(34)	(36)
Other consumer	(37)	(40)	(43)	(40)	(33)

Total net charge-offs	(110)	(118)	(106)	(154)	(134)
Provision for credit losses	98	88	67	87	127
Other	11	6		8	2
Net change in allowance for unfunded loan commitments and letters of credit	1	(4)	9	(7)	(21)

Ending balance	$2,561	$2,561	$2,589	$2,619	$2,685

Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	.20%	.23%	.20%	.29%	.26%
Allowance for loan and lease losses to total loans	1.17	1.20	1.23	1.24	1.28
Commercial lending net charge-offs	$(22)	$(23)	$(21)	$(65)	$(56)
Consumer lending net charge-offs	(88)	(95)	(85)	(89)	(78)

Total net charge-offs	$(110)	$(118)	$(106)	$(154)	$(134)
Net charge-offs to average loans
Commercial lending	.06%	.07%	.06%	.19%	.17%
Consumer lending	.49%	.53%	.47%	.49%	.44%

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Details of Nonperforming Assets (Unaudited)

Table 8: Nonperforming Assets by Type

In millions	June 30 2017	March 31 2017	December 31 2016	September 30 2016	June 30 2016
Nonperforming loans, including TDRs
Commercial lending
Commercial
Retail/wholesale trade	$86	$106	$87	$59	$80
Manufacturing	65	41	31	43	69
Service providers	52	44	40	43	69
Real estate related (a)	26	28	47	68	73
Financial services			1	1	1
Health care	33	23	30	22	26
Other industries	206	158	260	285	288

Total commercial	468	400	496	521	606

Commercial real estate	127	137	143	152	143
Equipment lease financing	4	12	16	18	19

Total commercial lending	599	549	655	691	768

Consumer lending (b)
Home equity	837	900	914	895	926
Residential real estate	439	473	501	502	513
Credit card	5	4	4	4	4
Other consumer
Automobile	66	61	55	41	38
Education and other	11	11	15	13	15

Total consumer lending	1,358	1,449	1,489	1,455	1,496

Total nonperforming loans (c)(d)	1,957	1,998	2,144	2,146	2,264

OREO, foreclosed and other assets	196	214	230	229	251

Total nonperforming assets	$2,153	$2,212	$2,374	$2,375	$2,515

Nonperforming loans to total loans	.90%	.94%	1.02%	1.02%	1.08%
Nonperforming assets to total loans, OREO, foreclosed and other assets	.99%	1.04%	1.12%	1.13%	1.20%
Nonperforming assets to total assets	.58%	.60%	.65%	.64%	.70%
Allowance for loan and lease losses to nonperforming loans	131%	128%	121%	122%	119%

(a)	Includes loans related to customers in the real estate and construction industries.
(b)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.
(c)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.
(d)	The recorded investment of loans collateralized by residential real estate property that are in process of foreclosure was $.4 billion for each period presented, which included $.2 billion of loans that are government insured/guaranteed at June 30, 2017, March 31, 2017 and December 31, 2016 and $.3 billion for each other period presented.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Details of Nonperforming Assets (Unaudited) (Continued)

Table 9: Change in Nonperforming Assets

In millions	April 1, 2017 - June 30, 2017	January 1, 2017 - March 31, 2017	October 1, 2016 - December 31, 2016	July 1, 2016 - September 30, 2016	April 1, 2016 - June 30, 2016
Beginning balance	$2,212	$2,374	$2,375	$2,515	$2,552
New nonperforming assets	436	330	518	370	405
Charge-offs and valuation adjustments	(152)	(150)	(132)	(153)	(158)
Principal activity, including paydowns and payoffs	(161)	(228)	(279)	(171)	(149)
Asset sales and transfers to loans held for sale	(58)	(42)	(57)	(113)	(76)
Returned to performing status	(124)	(72)	(51)	(73)	(59)

Ending balance	$2,153	$2,212	$2,374	$2,375	$2,515

Table 10: Largest Individual Nonperforming Assets at June 30, 2017 (a)

In millions
Ranking	Outstandings	Industry
1	$45	Mining, Quarrying, Oil and Gas Extraction
2	41	Information
3	38	Wholesale Trade
4	26	Mining, Quarrying, Oil and Gas Extraction
5	23	Manufacturing
6	22	Mining, Quarrying, Oil and Gas Extraction
7	15	Mining, Quarrying, Oil and Gas Extraction
8	14	Transportation and Warehousing
9	14	Transportation and Warehousing
10	13	Real Estate, Rental and Leasing

Total	$251

As a percent of total nonperforming assets 12%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Accruing Loans Past Due (Unaudited)

Table 11: Accruing Loans Past Due 30 to 59 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Jun. 30 2017	Mar. 31 2017	Dec. 31 2016	Sept. 30 2016	Jun. 30 2016	Jun. 30 2017	Mar. 31 2017	Dec. 31 2016	Sept. 30 2016	Jun. 30 2016
Commercial	$42	$62	$81	$64	$61	.04%	.06%	.08%	.06%	.06%
Commercial real estate	4	15	5	26	5	.01%	.05%	.02%	.09%	.02%
Equipment lease financing	2	19	29	1	1	.03%	.25%	.38%	.01%	.01%
Home equity	61	57	64	55	63	.21%	.19%	.21%	.18%	.20%
Residential real estate
Non government insured	78	62	103	60	71	.49%	.39%	.66%	.40%	.48%
Government insured	51	60	56	50	57	.32%	.38%	.36%	.33%	.39%
Credit card	34	32	33	28	25	.65%	.63%	.62%	.56%	.51%
Other consumer
Automobile	44	35	51	38	38	.35%	.28%	.41%	.32%	.33%
Education and other
Non government insured	24	22	37	28	33	.26%	.24%	.38%	.29%	.33%
Government insured	93	94	103	104	110	1.00%	1.00%	1.07%	1.06%	1.10%

Total	$433	$458	$562	$454	$464	.20%	.22%	.27%	.22%	.22%

Table 12: Accruing Loans Past Due 60 to 89 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Jun. 30 2017	Mar. 31 2017	Dec. 31 2016	Sept. 30 2016	Jun. 30 2016	Jun. 30 2017	Mar. 31 2017	Dec. 31 2016	Sept. 30 2016	Jun. 30 2016
Commercial	$26	$29	$20	$24	$34	.02%	.03%	.02%	.02%	.03%
Commercial real estate	1	6	2	1	11	.00%	.02%	.01%	.00%	.04%
Equipment lease financing	4		1	2	4	.05%		.01%	.03%	.05%
Home equity	24	23	30	27	27	.08%	.08%	.10%	.09%	.09%
Residential real estate
Non government insured	14	23	18	20	18	.09%	.15%	.12%	.13%	.12%
Government insured	55	54	50	51	47	.34%	.34%	.32%	.34%	.32%
Credit card	20	21	21	19	17	.38%	.41%	.40%	.38%	.35%
Other consumer
Automobile	12	10	12	11	10	.10%	.08%	.10%	.09%	.09%
Education and other
Non government insured	9	11	12	13	11	.10%	.12%	.12%	.13%	.11%
Government insured	54	50	66	68	64	.58%	.53%	.68%	.70%	.64%

Total	$219	$227	$232	$236	$243	.10%	.11%	.11%	.11%	.12%

Table 13: Accruing Loans Past Due 90 Days or More (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Jun. 30 2017	Mar. 31 2017	Dec. 31 2016	Sept. 30 2016	Jun. 30 2016	Jun. 30 2017	Mar. 31 2017	Dec. 31 2016	Sept. 30 2016	Jun. 30 2016
Commercial	$50	$40	$39	$37	$38	.05%	.04%	.04%	.04%	.04%
Commercial real estate	2					.01%
Residential real estate
Non government insured	11	10	24	18	23	.07%	.06%	.15%	.12%	.16%
Government insured	400	422	476	478	466	2.49%	2.67%	3.05%	3.16%	3.15%
Credit card	36	37	37	31	30	.69%	.72%	.70%	.62%	.61%
Other consumer
Automobile	4	5	5	4	3	.03%	.04%	.04%	.03%	.03%
Education and other
Non government insured	8	9	10	9	10	.09%	.10%	.10%	.09%	.10%
Government insured	163	176	191	189	184	1.75%	1.88%	1.98%	1.93%	1.84%

Total	$674	$699	$782	$766	$754	.31%	.33%	.37%	.36%	.36%

(a)	Excludes loans held for sale and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management and cash management products and services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, Florida, North Carolina, Kentucky, Washington, D.C., Delaware, Virginia, Georgia, Alabama, Missouri, Wisconsin and South Carolina. Deposit products include checking, savings and money market accounts and certificates of deposit. Lending products include residential mortgages, home equity loans and lines of credit, auto loans, credit cards, education loans and personal loans and lines of credit. The residential mortgage loans are directly originated within our branch network and nationwide, and are typically underwritten to government agency and/or third-party standards, and either sold, servicing retained, or held on our balance sheet. Our mortgage servicing operation performs all functions related to servicing residential mortgage loans for investors and for loans we own. Brokerage, investment management and cash management products and services include managed accounts, education accounts, retirement accounts and trust and estate services.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized and large corporations, government and not-for-profit entities. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting and global trade services. Capital markets-related products and services include foreign exchange, derivatives, securities, loan syndications, mergers and acquisitions advisory and equity capital markets advisory related services. We also provide commercial loan servicing and technology solutions for the commercial real estate finance industry. Products and services are generally provided within our primary geographic markets. We offer certain products and services nationally, including expansion into new markets, as well as internationally.

Asset Management Group provides personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include investment and retirement planning, customized investment management, private banking, tailored credit solutions, and trust management and administration for individuals and their families. Our Hawthorn unit provides multi-generational family planning including estate, financial, tax planning, fiduciary, investment management and consulting, private banking, personal administrative services, asset custody and customized performance reporting to ultra high net worth families. Institutional asset management provides advisory, custody and retirement administration services. The business also offers PNC proprietary mutual funds. Institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments, primarily located in our geographic footprint.

BlackRock, in which we hold an equity investment, is a leading publicly traded investment management firm providing a broad range of investment and risk management services to institutional and retail clients worldwide. Using a diverse platform of active and index investment strategies across asset classes, BlackRock develops investment outcomes and asset allocation solutions for clients. Product offerings include single- and multi-asset class portfolios investing in equities, fixed income, alternatives and money market instruments. BlackRock also offers an investment and risk management technology platform, risk analytics, advisory and technology services and solutions to a broad base of institutional and wealth management investors. Our equity investment in BlackRock provides us with an additional source of noninterest income and increases our overall revenue diversification. BlackRock is a publicly traded company, and additional information regarding its business is available in its filings with the Securities and Exchange Commission (SEC). At June 30, 2017, our economic interest in BlackRock was 22%.

Table 14: Period End Employees (a)

	June 30 2017	March 31 2017	December 31 2016	September 30 2016	June 30 2016
Full-time employees
Retail Banking	29,056	29,177	29,063	29,022	28,967
Other full-time employees	20,806	20,494	20,297	20,229	20,047

Total full-time employees	49,862	49,671	49,360	49,251	49,014

Part-time employees
Retail Banking	2,543	2,481	2,445	2,564	2,829
Other part-time employees	551	203	201	228	547

Total part-time employees	3,094	2,684	2,646	2,792	3,376

Total	52,956	52,355	52,006	52,043	52,390

(a)	See note (a) on page 11. In the second quarter of 2017, certain personnel were moved from Other into Retail Banking. All prior periods have been revised to reflect this change.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Table 15: Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended					Six months ended
In millions	June 30 2017	March 31 2017	December 31 2016	September 30 2016	June 30 2016	June 30 2017	June 30 2016
Income
Retail Banking	$230	$213	$228	$224	$328	$443	$571
Corporate & Institutional Banking	518	484	545	509	457	1,002	855
Asset Management Group	52	47	55	58	48	99	97
Other, including BlackRock (c)	297	330	219	215	156	627	409

Net income	$1,097	$1,074	$1,047	$1,006	$989	$2,171	$1,932

Revenue

Retail Banking	$1,784	$1,724	$1,775	$1,816	$1,858	$3,508	$3,613
Corporate & Institutional Banking	1,478	1,363	1,393	1,352	1,344	2,841	2,602
Asset Management Group	290	289	288	294	289	579	569
Other, including BlackRock (c)	508	508	418	367	303	1,016	675

Total revenue	$4,060	$3,884	$3,874	$3,829	$3,794	$7,944	$7,459

(a)	Effective for the first quarter of 2017, as a result of changes to how we manage our businesses, we realigned our segments and, accordingly, have changed the basis of presentation of our segments, resulting in four reportable business segments: Retail Banking, Corporate & Institutional Banking, Asset Management Group and BlackRock. For purposes of this presentation, we have combined BlackRock with Other. All 2016 prior periods presented were revised to conform to the new segment alignment.
(b)	Our business information is presented based on our internal management reporting practices. Net interest income in business segment results reflects PNC’s internal funds transfer pricing methodology. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors. We periodically refine our internal methodologies as management reporting practices are enhanced. In the first quarter of 2017, we made certain adjustments to our internal funds transfer pricing methodology primarily relating to weighted average lives of certain non-maturity deposits. These changes in methodology affected business segment results, primarily adversely impacting net interest income for Corporate & Institutional Banking and Retail Banking, offset by increased net interest income in Other. All 2016 prior periods presented were revised to reflect our change in internal funds transfer pricing methodology.
(c)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business. We provide additional information on these activities in our Form 10-K and Form 10-Q filings with the SEC.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Table 16: Retail Banking (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions	June 30 2017	March 31 2017	December 31 2016	September 30 2016	June 30 2016	June 30 2017	June 30 2016
Income Statement
Net interest income	$1,139	$1,121	$1,120	$1,136	$1,133	$2,260	$2,255
Noninterest income	645	603	655	680	725	1,248	1,358

Total revenue	1,784	1,724	1,775	1,816	1,858	3,508	3,613
Provision for credit losses	50	71	87	102	36	121	108
Noninterest expense	1,370	1,315	1,328	1,359	1,305	2,685	2,604

Pretax earnings	364	338	360	355	517	702	901
Income taxes	134	125	132	131	189	259	330

Earnings	$230	$213	$228	$224	$328	$443	$571

Average Balance Sheet
Loans held for sale	$730	$843	$1,060	$1,050	$855	$786	$828
Loans
Consumer
Home equity	$25,413	$25,601	$25,768	$26,005	$26,308	$25,506	$26,526
Automobile	12,220	12,146	11,868	11,353	10,978	12,185	10,882
Education	4,913	5,131	5,289	5,454	5,642	5,021	5,754
Credit cards	5,137	5,121	5,099	4,943	4,788	5,129	4,755
Other	1,760	1,756	1,762	1,781	1,792	1,757	1,807

Total consumer	49,443	49,755	49,786	49,536	49,508	49,598	49,724
Commercial and commercial real estate	10,925	11,006	11,082	11,201	11,562	10,965	11,682
Residential mortgage	11,918	11,688	11,169	10,798	10,486	11,804	10,376

Total loans	$72,286	$72,449	$72,037	$71,535	$71,556	$72,367	$71,782
Total assets	$88,671	$87,109	$86,133	$85,789	$85,348	$88,559	$85,780

Deposits
Noninterest-bearing demand	$29,540	$29,010	$29,422	$28,871	$28,165	$29,285	$27,573
Interest-bearing demand	41,465	40,649	39,170	38,494	38,850	41,059	38,333
Money market	37,523	39,321	41,009	43,155	45,983	38,416	47,658
Savings	38,358	35,326	32,111	29,268	26,128	36,851	23,954
Certificates of deposit	13,304	13,735	14,150	14,601	15,018	13,518	15,169

Total deposits	$160,190	$158,041	$155,862	$154,389	$154,144	$159,129	$152,687

Performance Ratios
Return on average assets	1.04%	.99%	1.05%	1.04%	1.54%	1.01%	1.34%
Noninterest income to total revenue	36%	35%	37%	37%	39%	36%	38%
Efficiency	77%	76%	75%	75%	70%	77%	72%

(a)	See note (a) on page 11.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Retail Banking (Unaudited) (Continued)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2017	March 31 2017	December 31 2016	September 30 2016	June 30 2016	June 30 2017	June 30 2016
Supplemental Noninterest Income Information
Consumer services	$277	$250	$269	$267	$271	$527	$525
Brokerage	$78	$76	$73	$73	$74	$154	$149
Residential mortgage	$104	$113	$142	$160	$165	$217	$265
Service charges on deposits	$163	$154	$165	$168	$155	$317	$306

Residential Mortgage Information
Residential mortgage servicing statistics (in billions, except as noted) (a)
Serviced portfolio balance (b)	$131	$130	$125	$126	$126
Serviced portfolio acquisitions	$8	$8	$3	$5	$6	$16	$11
MSR asset value (b)	$1.2	$1.3	$1.2	$.8	$.8
MSR capitalization value (in basis points) (b)	95	97	94	65	61
Servicing income: (in millions)
Servicing fees, net (c)	$44	$52	$42	$45	$50	$96	$105
Mortgage servicing rights valuation, net of economic hedge	$11	$12	$35	$30	$35	$23	$27
Residential mortgage loan statistics
Loan origination volume (in billions)	$2.2	$1.9	$3.0	$3.1	$2.6	$4.1	$4.5
Loan sale margin percentage	2.74%	2.96%	2.79%	3.33%	3.42%	2.84%	3.33%
Percentage of originations represented by:
Purchase volume (d)	61%	43%	33%	41%	48%	53%	44%
Refinance volume	39%	57%	67%	59%	52%	47%	56%

Other Information (b)
Customer-related statistics (average)
Non-teller deposit transactions (e)	52%	52%	51%	50%	48%	52%	48%
Digital consumer customers (f)	62%	61%	60%	59%	57%	61%	57%
Credit-related statistics
Nonperforming assets	$1,149	$1,209	$1,257	$1,220	$1,255
Net charge-offs	$87	$100	$90	$89	$74	$187	$171
Other statistics
ATMs	8,972	8,976	9,024	9,045	8,993
Branches (g)	2,481	2,508	2,520	2,600	2,601
Universal branches (h)	518	527	526	475	467
Brokerage account client assets (in billions) (i)	$46	$46	$44	$44	$44

(a)	Represents mortgage loan servicing balances for third parties and the related income.
(b)	Presented as of period end, except for customer-related statistics which are averages for the quarterly and year-to-date periods, respectively, and net charge-offs, which are for the three months and six months ended, respectively.
(c)	Servicing fees net of impact of decrease in MSR value due to passage of time, including the impact from both regularly scheduled loan prepayments and loans that were paid down or paid off during the period.
(d)	Mortgages with borrowers as part of residential real estate purchase transactions.
(e)	Percentage of total consumer and business banking deposit transactions processed at an ATM or through our mobile banking application.
(f)	Represents consumer checking relationships that process the majority of their transactions through non-teller channels.
(g)	Excludes stand-alone mortgage offices and satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.
(h)	Included in total branches, represents branches operating under our Universal model.
(i)	Includes cash and money market balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Table 17: Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions	June 30 2017	March 31 2017	December 31 2016	September 30 2016	June 30 2016	June 30 2017	June 30 2016
Income Statement
Net interest income	$890	$839	$864	$826	$805	$1,729	$1,622
Noninterest income	588	524	529	526	539	1,112	980

Total revenue	1,478	1,363	1,393	1,352	1,344	2,841	2,602
Provision for credit losses (benefit)	87	25	(3)	8	70	112	172
Noninterest expense	602	584	567	565	557	1,186	1,090

Pretax earnings	789	754	829	779	717	1,543	1,340
Income taxes	271	270	284	270	260	541	485

Earnings	$518	$484	$545	$509	$457	$1,002	$855

Average Balance Sheet
Loans held for sale	$716	$1,116	$965	$994	$801	$915	$754
Loans
Commercial	$96,012	$92,116	$90,816	$89,146	$88,426	$94,067	$87,875
Commercial real estate	27,575	27,091	27,124	26,990	26,630	27,334	26,294
Equipment lease financing	7,602	7,497	7,398	7,463	7,570	7,550	7,495

Total commercial lending	131,189	126,704	125,338	123,599	122,626	128,951	121,664
Consumer	278	331	352	399	445	304	474

Total loans	$131,467	$127,035	$125,690	$123,998	$123,071	$129,255	$122,138
Total assets	$148,267	$142,592	$142,325	$141,550	$140,056	$145,445	$138,663

Deposits
Noninterest-bearing demand	$46,327	$47,423	$49,772	$47,801	$45,984	$46,872	$47,350
Money market	21,321	21,086	22,569	23,068	22,230	21,204	22,264
Interest-bearing demand and other	16,016	15,391	16,190	15,116	13,036	15,706	12,213

Total deposits	$83,664	$83,900	$88,531	$85,985	$81,250	$83,782	$81,827

Performance Ratios
Return on average assets	1.40%	1.38%	1.52%	1.43%	1.31%	1.39%	1.24%
Noninterest income to total revenue	40%	38%	38%	39%	40%	39%	38%
Efficiency	41%	43%	41%	42%	41%	42%	42%

Other Information
Commercial loan servicing portfolio (in billions) (b) (c)	$502	$490	$487	$461	$459
Consolidated revenue from: (d)
Treasury Management (e)	$372	$359	$358	$347	$328	$731	$643
Capital Markets (e)	$268	$247	$208	$213	$235	$515	$387
Commercial mortgage banking activities
Commercial mortgage loans held for sale (f)	$38	$13	$50	$27	$24	$51	$50
Commercial mortgage loan servicing income (g)	55	58	62	62	62	113	124
Commercial mortgage servicing rights valuation, net of economic hedge (h)	19	16	22	1	20	35	21

Total	$112	$87	$134	$90	$106	$199	$195
Average Loans (by C&IB business)
Corporate Banking	$54,937	$53,839	$52,920	$51,904	$51,189	$54,416	$50,361
Real Estate	38,318	37,136	37,262	36,721	36,193	37,730	35,989
Business Credit	15,645	14,839	14,741	14,772	14,865	15,244	14,769
Equipment Finance	13,481	12,478	12,096	11,771	11,784	12,982	11,718
Commercial Banking	7,124	7,041	6,914	7,074	7,269	7,057	7,327
Other	1,962	1,702	1,757	1,756	1,771	1,826	1,974

Total average loans	$131,467	$127,035	$125,690	$123,998	$123,071	$129,255	$122,138
Net carrying amount of commercial mortgage servicing rights (c)	$618	$606	$576	$473	$448
Credit-related statistics:
Nonperforming assets (c)	$586	$546	$691	$712	$802
Net charge-offs	$21	$21	$17	$65	$60	$42	$98

(a)	See note (a) on page 11.
(b)	Represents loans serviced for PNC and others.
(c)	Presented as of period end.
(d)	Represents consolidated PNC amounts.
(e)	Includes amounts reported in net interest income, corporate service fees and other noninterest income.
(f)	Includes other noninterest income for valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, and gains on sale of loans held for sale and net interest income on loans held for sale.
(g)	Includes net interest income and noninterest income, primarily in corporate services fees, from loan servicing and ancillary services, net of changes in fair value on commercial mortgage servicing rights due to time and payoffs. Commercial mortgage servicing rights valuation, net of economic hedge is shown separately.
(h)	Includes amounts reported in corporate service fees.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Table 18: Asset Management Group (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2017	March 31 2017	December 31 2016	September 30 2016	June 30 2016	June 30 2017	June 30 2016
Income Statement
Net interest income	$73	$71	$73	$74	$76	$144	$153
Noninterest income	217	218	215	220	213	435	416

Total revenue	290	289	288	294	289	579	569
Provision for credit losses (benefit)	(7)	(2)	(6)	(3)	6	(9)	3
Noninterest expense	215	217	207	206	206	432	412

Pretax earnings	82	74	87	91	77	156	154
Income taxes	30	27	32	33	29	57	57

Earnings	$52	$47	$55	$58	$48	$99	$97

Average Balance Sheet
Loans
Consumer	$5,089	$5,113	$5,266	$5,350	$5,501	$5,101	$5,565
Commercial and commercial real estate	700	728	738	721	769	719	778
Residential mortgage	1,246	1,190	1,137	1,069	1,023	1,218	1,014

Total loans	$7,035	$7,031	$7,141	$7,140	$7,293	$7,038	$7,357
Total assets	$7,516	$7,476	$7,597	$7,588	$7,756	$7,517	$7,822

Deposits
Noninterest-bearing demand	$1,468	$1,433	$1,497	$1,426	$1,393	$1,519	$1,400
Interest-bearing demand	3,704	3,829	3,844	3,845	4,085	3,766	4,183
Money market	3,219	3,500	3,682	3,850	4,229	3,358	4,494
Savings	3,770	3,768	3,113	2,524	2,002	3,769	1,783
Other	230	246	272	275	279	239	276

Total deposits	$12,391	$12,776	$12,408	$11,920	$11,988	$12,651	$12,136

Performance Ratios
Return on average assets	2.78%	2.55%	2.87%	3.03%	2.48%	2.66%	2.50%
Noninterest income to total revenue	75%	75%	75%	75%	74%	75%	73%
Efficiency	74%	75%	72%	70%	71%	75%	72%

Other Information
Nonperforming assets (b)	$49	$51	$53	$51	$48
Net charge-offs	$1	$1	$2	$1	$2	$2	$6

Client Assets Under Administration (in billions) (b) (c)
Discretionary client assets under management	$141	$141	$137	$138	$135
Nondiscretionary client assets under administration	125	123	120	119	117

Total	$266	$264	$257	$257	$252

Discretionary client assets under management
Personal	$89	$87	$85	$85	$84
Institutional	52	54	52	53	51

Total	$141	$141	$137	$138	$135

Equity	$72	$71	$68	$67	$66
Fixed income	49	50	49	49	47
Liquidity/Other	20	20	20	22	22

Total	$141	$141	$137	$138	$135

(a)	See note (a) on page 11.
(b)	As of period end.
(c)	Excludes brokerage account client assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Glossary of Terms

Adjusted average total assets - Primarily consisted of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Basel III common equity Tier 1 capital - Common stock plus related surplus, net of treasury stock, plus retained earnings, plus accumulated other comprehensive income for securities currently and previously held as available for sale, plus accumulated other comprehensive income for pension and other postretirement benefit plans, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments.

Basel III common equity Tier 1 capital ratio - Common equity Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Tier 1 capital - Common equity Tier 1 capital, plus preferred stock, plus certain trust preferred capital securities, plus certain noncontrolling interests that are held by others and plus/less other adjustments.

Basel III Tier 1 capital ratio - Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Total capital - Tier 1 capital plus qualifying subordinated debt, plus certain trust preferred securities, plus, under the Basel III transitional rules and the standardized approach, the allowance for loan and lease losses included in Tier 2 capital and other.

Basel III Total capital ratio - Total capital divided by period-end risk-weighted assets (as applicable).

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Combined loan-to-value ratio (CLTV) - This is the aggregate principal balance(s) of the mortgages on a property divided by its appraised value or purchase price.

Common shareholders’ equity - Total shareholders’ equity less the liquidation value of preferred stock.

Credit valuation adjustment (CVA) - Represents an adjustment to the fair value of our derivatives for our own and counterparties’ non-performance risk.

Criticized commercial loans - Loans with potential or identified weaknesses based upon internal risk ratings that comply with the regulatory classification definitions of “Special Mention,” “Substandard” or “Doubtful.”

Discretionary client assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Fee income - When referring to the components of Noninterest income, we use the term fee income to refer to the following categories within Noninterest income: Asset management; Consumer services; Corporate services; Residential mortgage; and Service charges on deposits.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Leverage ratio - Tier 1 capital divided by average quarterly adjusted total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. Our product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, a LTV of less than 90% is better secured and has less credit risk than a LTV of greater than or equal to 90%.

Loss given default (LGD) - An estimate of loss, net of recovery based on collateral type, collateral value, loan exposure, and other factors. Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through any means, including but not limited to the liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under the fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary client assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans and OREO, foreclosed and other assets, but exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans accounted for at amortized cost for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO), foreclosed and other assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed and other assets include real and personal property, equity interests in corporations, partnerships, and limited liability companies. Excludes certain assets that have a government-guarantee which are classified as other receivables.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest income - The interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Transitional Basel III common equity - Common equity calculated under Basel III using phased in definitions and deductions applicable to us during the related presentation period.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.